Exhibit 99.1

Sally Beauty Holdings, Inc. acquires Schoeneman Beauty Supply, Inc., a leading professional beauty supply distributor

Repaid $20 million of term loan facilities

DENTON, Texas - October 2, 2009—Sally Beauty Holdings, Inc. (NYSE: SBH) is pleased to announce the acquisition of Schoeneman Beauty Supply, Inc. (“Schoeneman”), a leading full-service distributor of professional beauty products, by its subsidiary Beauty Systems Group LLC (BSG).  The addition of Schoeneman, with its best in class sales force, store base, and distribution operations is expected to provide BSG with a greater presence in the Northeast region of the U.S.

“The Beauty Systems Group segment was built through a series of strategic acquisitions such as Schoeneman,” said Gary Winterhalter, CEO of Sally Beauty Holdings. “We believe Schoeneman is a natural addition to our BSG business and supports our long-term objective to grow the Company.  We utilized some of our available cash to fund the acquisition, but still have ample liquidity to grow organically and pay down debt.  In fact, during the fiscal 2009 fourth quarter, we made an optional repayment of $20 million on our term loan facilities.”

Schoeneman is headquartered in Pottsville, Pennsylvania and employs over 500 people, including over 100 direct sales consultants. Sales revenue in fiscal 2009 is projected to be in the range of $86 million to $89 million.  The Company owns 43 professional-only beauty supply stores located in Pennsylvania, Southern New Jersey, Northern Delaware and West Virginia.  The direct sales consultants further extend its distribution reach to Maryland, Washington D.C., and Northern Virginia.  Schoeneman carries approximately 10,000 SKU’s with a focus on the mid-to-high end of beauty professional products.

“This acquisition directly supports BSG’s strategy of extending our distribution reach in important geographic regions of the U.S.,” said John Golliher, president of the Beauty Systems Group. “We expect this combination to provide us with a greater opportunity to compete in Pennsylvania, Southern New Jersey, Delaware, and West Virginia.  Schoeneman brings its highly skilled employees, strong customer relationships and proven distribution channels to BSG.  By combining our two companies, we believe we can create additional value for our customers, suppliers, and our stockholders.”

Dale Schoeneman, Chief Executive Officer of Schoeneman Beauty Supply, Inc. stated “We are excited about Sally’s Beauty System Group LLC acquisition.  Not only do the two companies share similar cultures, but the added scale and financial resources of the BSG organization bring enormous benefits to our customers, employees, suppliers and community.  The Schoeneman family looks forward to BSG’s management team bringing new opportunities to the business.”

Sally Beauty Holdings paid cash of approximately $61 million, net of the present value of the future incremental tax benefit expected to be realized by the Company from the transaction.  The acquisition is expected to be slightly accretive, post integration costs, to Sally Beauty Holdings’ earnings per share in 2010.  Cost synergies are expected to be realized upon full integration of Schoeneman, and the Company projects additional accretion to Sally Beauty Holdings earnings per share in 2011.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of more than $2.6 billion annually. Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through over 3,700 stores, including approximately 200 franchised units, throughout the United States, the United Kingdom, Belgium, France, Canada, Puerto Rico, Mexico, Japan, Ireland, Spain and Germany.  Sally Beauty Supply stores offer more than 6,000 products for hair, skin, and nails through professional lines such as Clairol, L’Oreal, Wella and Conair, as well as an extensive selection of proprietary merchandise. Beauty Systems Group stores, branded as CosmoProf or Armstrong McCall stores, along with its outside sales consultants, sell up to 9,800 professionally branded products including Paul Mitchell, Wella, Sebastian, Goldwell, and TIGI which are targeted exclusively for professional and salon use and resale to their customers.  For more information about Sally Beauty Holdings, Inc., please visit sallybeauty.com.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions may also identify such forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to: the highly competitive nature of, and the increasing consolidation of, the beauty products distribution industry; anticipating changes in consumer preferences and buying trends or and managing our product lines and inventory; potential fluctuation in our same store sales and quarterly financial performance; our dependence upon manufacturers who may be unwilling or unable to continue to supply products to us; the possibility of material interruptions in the supply of beauty supply products by our manufacturers; products sold by us being found to be defective in labeling or content; compliance with laws and regulations or becoming subject to additional or more stringent laws and regulations; product diversion to mass retailers; the operational and financial performance of our Armstrong McCall, L.P. business; the success of our new Internet-based business; successfully identifying acquisition candidates or successfully completing desirable acquisitions; integrating businesses acquired in the future; the possibility that we may not recognize the expected tax benefits of our acquisition of Schoeneman Beauty Supply, Inc.; opening and operating new stores profitably; the impact of a continued downturn in the economy upon our business; the success of our cost control plans; protecting our intellectual property rights, specifically our trademarks; conducting business outside the United States; disruption in our information technology systems; natural disasters or acts of terrorism; the preparedness of our accounting and other management systems to meet financial reporting and other requirements and the upgrade of our existing financial reporting system; being a holding company, with no operations of our own, and depending on our subsidiaries for cash; our substantial indebtedness; the possibility that we may incur substantial additional debt; restrictions and limitations in the agreements and instruments governing our debt; generating the significant amount of cash needed to service all of our debt and refinancing all or a portion of our indebtedness or obtaining additional financing; changes in interest rates increasing the cost of servicing our debt or increasing our interest expense due to our interest rate swap agreements; the potential impact on us if the financial institutions we deal with become impaired; the representativeness of our historical consolidated financial information with respect to our future financial position, results of operations or cash flows; our reliance upon Alberto-Culver for the accuracy of certain historical services and information; the share distribution of Alberto-Culver common stock in our separation from Alberto-Culver not constituting a tax-free distribution; actions taken by certain large shareholders adversely affecting the tax-free nature of the share distribution of Alberto-Culver common stock; the voting power of our largest stockholder discouraging third party acquisitions of us at a premium; and the interests of our largest stockholder differing from the interests of other holders of our common stock.

Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our most recent Annual Report on Form 10-K for the year ended September 30, 2008, as filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.  We assume no obligation to publicly update or revise any forward-looking statements.

CONTACT: Sally Beauty Holdings, Inc.

Karen Fugate, 940-297-3877

Investor Relations

http://investor.sallybeautyholdings.com